UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 228-0711

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders.

On May 30, 2014, EPL Oil & Gas, Inc. (“EPL”) held a special meeting of stockholders (the “Special Meeting”). A total of 32,775,447 shares of EPL common stock entitled to vote, representing approximately 84% of the shares of EPL common stock outstanding as of the record date of April 21, 2014, were present or represented, in person or by proxy, at the Special Meeting.

At the Special Meeting, EPL stockholders voted on two items. Approximately 83% of the shares outstanding as of the record date and 99% of the shares that were voted approved the proposal to adopt the Merger Agreement (as defined below). Approximately 70% of the shares outstanding as of the record date and 83% of the shares that were voted approved the compensation to be paid or become payable to EPL’s named executive officers that is based on or otherwise relates to the transactions proposed by the Merger Agreement:

Item 1 – The Merger Agreement

The proposal to adopt the Agreement and Plan of Merger, dated as of March 12, 2014 by and among EPL, Energy XXI (Bermuda) Limited (“EXXI”), an exempted company under the laws of Bermuda, Energy XXI Gulf Coast, Inc., a Delaware corporation and indirect wholly-owned subsidiary of EXXI, and Clyde Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of EXXI Gulf Coast (as amended, the “Merger Agreement), pursuant to which Merger Sub would merge with and into EPL, with the result that EPL would become an indirect wholly-owned subsidiary of EXXI (the “Merger”).

The EPL stockholders approved Item 1 with the following voting results:

For	Against	Abstain
32,496,994	37,122	241,331

Item 2 – Non-Binding Advisory Vote on Executive Compensation

To consider and cast a non-binding advisory vote on the compensation that may be paid or become payable to EPL’s named executive officers that is based on or otherwise relates to transactions proposed by the Merger Agreement.

The EPL stockholders approved Item 2 with the following voting results:

For	Against	Abstain
27,308,900	4,958,777	507,770

Item 8.01	Other Events.

On May 30, 2014, EXXI and EPL issued a joint press release announcing the voting results at their respective special meetings. A copy of this joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additionally, on May 30, 2014, EXXI and EPL issued a joint press release that announced the expiration of the EPL stockholders’ merger consideration election deadline on May 30, 2014, at 5:00 p.m., Eastern Time. On June 2, 2014, EXXI and EPL issued a joint press release announcing the preliminary results of the merger consideration elections. Copies of these press releases are attached hereto as Exhibits 99.2 and 99.3, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release of EPL Oil & Gas, Inc. and Energy (XXI) Bermuda Limited, dated May 30, 2014

99.2	Joint Press Release of EPL Oil & Gas, Inc. and Energy (XXI) Bermuda Limited, dated May 30, 2014

99.3	Joint Press Release of EPL Oil & Gas, Inc. and Energy (XXI) Bermuda Limited, dated June 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2014

EPL Oil & Gas, Inc.

By:	/s/ David P. Cedro
David P. Cedro Senior Vice President, Chief Accounting Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release of EPL Oil & Gas, Inc. and Energy (XXI) Bermuda Limited, dated May 30, 2014

99.2	Joint Press Release of EPL Oil & Gas, Inc. and Energy (XXI) Bermuda Limited, dated May 30, 2014

99.3	Joint Press Release of EPL Oil & Gas, Inc. and Energy (XXI) Bermuda Limited, dated June 2, 2014